Subscription Agreement

As of December 25, 2011

To the Board of Directors of

Pacific Monument Acquisition Corporation:

Gentlemen:

The undersigned hereby subscribes for and agrees to purchase an aggregate of 266,667 warrants (“Warrants”), each to purchase one share of common stock of Pacific Monument Acquisition Corporation (the “Corporation”), at $0.75 per Warrant, for an aggregate purchase price of $200,000 (“Purchase Price”), subject to a proportionate adjustment in the event the size of the IPO is reduced. The closing of the purchase of the Warrants shall occur simultaneously with the consummation of the Corporation’s initial public offering of securities (“IPO”). Morgan Joseph TriArtisan LLC is acting as representative of the underwriters in the IPO. The Warrants will be sold to the undersigned on a private placement basis and not as part of the IPO.

At least 24 hours prior to the effective date (“Effective Date”) of the registration statement filed in connection with the IPO (“Registration Statement”), the undersigned shall wire the Purchase Price to Graubard Miller, as escrow agent (“Escrow Agent”), to hold in a non-interest bearing account until the Corporation consummates the IPO. Simultaneously with the consummation of the IPO, the Escrow Agent shall deposit the Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Corporation for the benefit of the Corporation’s public shareholders as described in the Corporation’s Registration Statement, pursuant to the terms of an Investment Management Trust Agreement to be entered into between the Corporation and Continental Stock Transfer & Trust Company. In the event that the IPO is not consummated within 14 days of the date the Purchase Price is delivered to the Escrow Agent, the Escrow Agent shall return the Purchase Price to the undersigned, without interest or deduction.

The undersigned represents and warrants that it has been advised that the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”); that it is acquiring the Warrants for its account for investment purposes only; that it has no present intention of selling or otherwise disposing of the Warrants in violation of the securities laws of the United States; that it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act; that it is familiar with the proposed business, management, financial condition and affairs of the Corporation; that it understands that if the Corporation does not complete a Business Combination (defined below), the Warrants will expire worthless; that it has full corporate power and authority to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and that this letter constitutes the legal, valid and binding obligation of such undersigned and is enforceable against such undersigned.

The undersigned agrees that it will not sell, transfer, assign, pledge or hypothecate the Warrants (or the Common Stock underlying the Warrants) for a period of 180 days following Effective Date pursuant to Rule 5110(g)(1) of the Conduct Rules of FINRA to anyone other than (i) an underwriter or selected dealer in connection with the IPO, or (ii) a bona fide officer or partner of the undersigned or of any such underwriter or selected dealer. On and after such 180 day period, transfers to others may be made subject to compliance with or exemptions from applicable securities laws.

The undersigned agrees that it shall not sell or transfer the Warrants or any underlying securities until after the Corporation consummates a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination (“Business Combination”) with one or more businesses or entities (except for transfers (i) amongst the undersigned or the Corporation’s officers, directors and employees, (ii) as a distribution to partners, affiliates, members, employees, consultants, stockholders or beneficiaries of the undersigned, or (iii) by private sales at prices no greater than the price at which the Warrants were originally purchased, in each case on the condition that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the transfer restrictions of this Subscription Agreement and the Warrant Agreement to be entered into between the Corporation and Continental Stock Transfer & Trust Company and filed as an exhibit to the Registration Statement). The undersigned acknowledges that the certificates for such Warrants shall contain a legend indicating such restriction on transferability.

The Warrants will be identical to the warrants underlying the units being offered by the Corporation in the IPO except that they (i) will expire five years from the effective date of the Registration Statement so long as they are held by the undersigned and its affiliates, (ii) shall not be redeemable by the Corporation and (iii) shall be exercisable on a cashless basis by surrendering such Warrants for that number of shares of the Corporation’s common stock equal to the quotient obtained by dividing (x) the product of the number of shares of the Corporation’s common stock underlying the Warrants, multiplied by the difference between the Warrant exercise price and the “Fair Market Value” (defined below) by (y) the Fair Market Value, in each case so long as the Warrants are held by the undersigned or its permitted transferees; provided, however, that no cashless exercise shall be permitted unless the Fair Market Value is higher than the exercise price. The “Fair Market Value” shall mean the average reported last sale price of the shares of the Corporation’s common stock for the 10 trading days ending on the day prior to the date the Corporation receives the exercise notice. The Corporation also agrees that the Warrants will be subject to customary registration rights as described in the Registration Statement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

Very truly yours,

Morgan Joseph TriArtisan LLC

By:
Name:
Title:

Agreed to:

Pacific Monument Acquisition Corporation

By:
Name:
Title:

Graubard Miller, solely as Escrow Agent

By:
Name:
Title: